EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112904) and Form S-8 (No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879) of Valeant Pharmaceuticals International of our report dated March 15, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
PricewaterhouseCoopers LLP
Orange County, California
March 16, 2006